UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 1, 2021

Date of Report (date of earliest event reported)

AMBARELLA, INC.

(Exact name of Registrant as specified in its charter)

Cayman Islands	001-35667	98-0459628
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

3101 Jay Street

Santa Clara, CA 95054

(Address of principal executive offices)

Registrant’s telephone number, including area code: (408) 734-8888

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.00045 par value	AMBA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As part of its ongoing review and implementation of management succession planning, the Board of Directors of Ambarella, Inc. (the “Company”) has approved the promotion of the following two members of the Company’s senior management team effective September 1, 2021:

Chan W. Lee – Chief Operating Officer

Mr. Lee, age 53, a member of the Company’s founding team, has served as Vice President, VLSI since February 2004. Prior to joining the Company, Mr. Lee held management-level positions at Afara Websystems, Inc., a developer of throughput-oriented microprocessor technology that was acquired by Sun Microsystems in 2002, and Intel Corporation, a semiconductor company. Mr. Lee holds B.S. and M.S. degrees in Electrical Engineering from Cornell University.

Chi-Hong (John) Ju - Sr. Vice President, Systems

Mr. Ju, age 60, also a member of the Company’s founding team, has served as Vice President, Software since February 2004. Before joining the Company, Mr. Ju held management-level positions at Afara Websystems, C-Cube Microsystems, Inc., a developer of digital video processors, and Sarnoff Research Lab, a pioneer of video technology. Mr. Ju holds a B.S. degree in Electrical Engineering from National Taiwan University and a M.S. degree in Electrical and Computer Engineering from Princeton University.

The Company did not make adjustments to the annual salaries of Mr. Lee and Mr. Ju in connection with these promotions. Mr. Lee’s fiscal year 2022 annual base salary is $333,600 and Mr. Ju’s fiscal year 2022 annual base salary is $304,900. Mr. Lee and Mr. Ju are eligible to participate in the Company’s Fiscal Year 2022 Annual Bonus Plan. A description of the Fiscal Year 2022 Annual Bonus Plan is contained in the Company’s Current Report on Form 8-K filed on March 4, 2021 and incorporated by reference herein. Mr. Lee and Mr. Ju will continue to be employed with Ambarella on an “at will” basis, and each participates in the benefit programs generally available to employees of Ambarella, including Ambarella’s 401(k) plan, health insurance and life and disability insurance. The Company previously entered into its standard forms of Change of Control and Severance Agreement and Indemnification Agreements with Mr. Lee and Mr. Ju.

There are no arrangements or understandings between Mr. Lee or Mr. Ju and any other person pursuant to which either was appointed to their new positions with the Company. Neither Mr. Lee nor Mr. Ju has any family relationship with any director or other executive of Ambarella, and there are no transactions in which Mr. Lee or Mr. Ju has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 8, 2021	Ambarella, Inc.

/s/ Kevin C. Eichler
Kevin C. Eichler Chief Financial Officer